               Amendment to Schedule A to Participation Agreement
                                      Among
                      Variable Insurance Products Fund II,
                       Fidelity Distributors Corporation,
                                       and
                First Allmerica Financial Life Insurance Company

WHEREAS, First Allmerica Financial Life Insurance Company (formerly known as State Mutual Life Assurance Company of America), Variable Insurance Products Fund II and Fidelity Distributors Corporation entered into a Participation Agreement on March 1, 1994 ("Participation Agreement"); and

WHEREAS, the parties desire to amend the Participation Agreement and restate in its entirety Schedule A by mutual written consent;

NOW, THEREFORE, the parties do hereby agree to replace Schedule A to the Participation Agreement and any amendments thereto with the attached Schedule A dated as of May 1, 2001.

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as modified hereby.

In witness whereof, each of the parties has caused this agreement to be executed in its name and on its behalf by its duly authorized representative as of the date specified below.

FIRST ALLMERICA FINANCIAL LIFE INSURANCE
COMPANY


By:
       ----------------------------

Name:   Richard M. Reilly
       ----------------------------

Title:  President
       ----------------------------

Date:   May 1, 2001
       ----------------------------


VARIABLE INSURANCE PRODUCTS FUND II           FIDELITY DISTRIBUTORS CORPORATION

By:                                    By:
       ----------------------------            --------------------------------

Name:   Robert C. Pozen                Name:    Kevin J. Kelly
       ----------------------------            --------------------------------

Title:  Senior Vice President          Title:   Vice President
       ----------------------------            --------------------------------

Date:   May 1, 2001                    Date:    May 1, 2001
       ----------------------------            --------------------------------

                                  Schedule A

                  Separate Accounts and Associated Contracts


Name of Separate Account                    Contract Name and Form Numbers                       Registration Numbers
and Date Established by Board               by Separate Account                                  of Contracts
of Directors                                -------------------                                  ------------
------------
VEL                                         Vari-Exceptional Life '87                            TBD
(Variable Life)                             Policy Form 1018-87                                  TBD
4/2/87
                                            Vari-Exceptional Life '91                            TBD
                                            Policy Form 1018-91                                  TBD

                                            Vari-Exceptional Life Plus                           TBD
                                            Policy Forms 1023-91; 1023-93                        TBD

VEL II                                      Vari-Exceptional Life '93                            33-71056
(Variable Life)                             Policy Form 1018-94                                  811-8130
8/20/91

VEL III                                     Allmerica Estate Optimizer                           333-45914
(Variable Life)                             Policy Form 1030-96                                  811-10133
6/13/96

Inheiritage                                 Inheiritage                                          33-74184
(Variable Life)                             Policy Form 1026-94                                  811-8304
8/20/91

Group VEL                                   Group Vari-Exceptional Life                          333-06383
(Variable Life)                             Policy Form 1029-94                                  811-7663
8/20/91

VA-K                                        Allmerica ExecAnnuity Plus                           33-71052
(Annuity)                                   Policy Form A3018-94                                 811-8114
8/20/91
                                            Allmerica Advantage                                  33-71052
                                            Policy Form A3025-96                                 811-8114

                                            Allmerica Immediate Advantage (IVA)                  333-81859
                                            Policy Form A3029-99                                 811-8114

                                            Allmerica Accumulator                                333-87105
                                            Policy Form A3030-00                                 811-8114

                                            Allmerica Ultimate Advantage                         333-38276
                                            Policy Form A3033-00                                 811-8114

                                            Directed Advisory Solutions (Fund Quest)             333-90545
                                            Policy Form A3030-00                                 811-8114

                                            Allmerica Value Generation (Annuity Scout)           333-87105
                                            Policy Form A3030-00                                 811-8114


                                       2

Allmerica Select                            Allmerica Select Resource                            33-71058
(Annuity)                                   Policy Form A3020-94                                 811-8116
8/20/91
                                            Allmerica Select Resource II                         33-71058
                                            Policy Form A3025-96                                 811-8116

                                            Allmerica Select Charter                             333-63087
                                            Policy Form A3027-98                                 811-8116

                                            Allmerica Select Reward                              333-54070
                                            Policy Form A3028-99                                 811-8116

                                            Allmerica Select Acclaim                             333-92115
                                            Policy Form A3032-00                                 811-6632


Group VEL                                   Executive Choice/COLI                                811-7663
(Variable Life)                             Policy Form 1040-00                                  333-52944
10/12/00


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